AMENDMENT OF
                              EMPLOYMENT AGREEMENT


         THIS AMENDMENT (the "Amendment") is made and entered into as of September 30, 2004, by and between IESI Corporation, a Delaware corporation ("IESI" or the "Employer") and Thomas J. Cowee (the "Executive").

                                   WITNESSETH

         WHEREAS, the Employer and the Executive have entered into an Employment Agreement dated as of January 1, 2004 (the "Employment Agreement"); and

         WHEREAS, the Employer and the Executive have agreed to amend the Employment Agreement upon the terms and conditions contained herein.

         NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto agree as follows:

         1. Capitalized terms used but not defined herein shall have the meanings set forth in the Employment Agreement.

         2. The following is hereby added to the Employment Agreement as Section 4(g):

                           "(g)     Non-Qualified Option Grant upon IPO
                                    -----------------------------------

                           (i) IESI shall grant to the Executive, as of the
                  consummation of a firm commitment underwritten initial public offering (an "IPO") of IESI's Class A Voting Common Stock (the "Common Stock"), options to purchase an aggregate of 19,500 shares of Common Stock (such amount to be adjusted for any stock split, dividend or other recapitalization event immediately prior to an IPO) (hereinafter called the "IPO Options") if such IPO is consummated prior to January 1, 2005. The IPO Options shall be granted pursuant to, and be governed by, the terms and provisions of the IESI 1999 Stock Option Plan or any other option plan for executive officers of IESI (each as amended from time to time, the "Plan") and the Employer's standard Non-Qualified Stock Option Agreement (the "Option Agreement"), subject to the terms set forth herein. Each IPO Option shall have an exercise price equal to the price per share that the shares of IESI's Common Stock are offered to the public in the IPO. The IPO Options shall be fully vested and exercisable with respect to 25% of the shares underlying the IPO Options on each of January 1, 2005, 2006, 2007 and 2008, respectively. Notwithstanding any other provision of the Employment Agreement to the contrary, IESI's obligation to grant the IPO Options to the Executive shall terminate on the first to occur of the following: (A) the occurrence of a Change in Control, (B) the termination of the Executive's employment by either IESI for Cause or the

                  Executive without Good Reason or (C) January 1, 2005 if no IPO has been consummated prior to such date.

                           (ii) The Executive agrees that, upon an IPO and if
                  requested by IESI and any underwriter engaged by IESI for a reasonable period of time specified by IESI or such underwriter following the effective date of the registration statement filed with respect to such IPO, the Executive will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase, or otherwise dispose of any shares of IESI held by the Executive (except for any securities sold pursuant to such registration statement) or enter into any "Hedging Transaction" (as defined below) relating to any securities of IESI held by the Executive (including, without limitation, pursuant to Rule 144 under the Act or any successor or similar exemptive rule hereinafter in effect). Notwithstanding the foregoing, such period of time shall not exceed one hundred eighty (180) days. For purposes of this Section, "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the IPO Options or the shares of IESI held by the Executive."

         3. Section 5(h) of the Employment Agreement is hereby amended and restated in its entirety:

                           "Notwithstanding any provision to the contrary in any
                  of the Employer's stock option plans or agreements, in the event of Executive's death or permanent disability or upon termination of this Agreement by Employer without Cause or by Executive with Good Reason (each, a "Trigger Event"): (A) any and all stock options that have been granted to Executive by the Employer shall be exercisable pursuant to their terms by Executive and/or his successor, assigns, administrators or executors during the ten years (plus any replacement options or time extensions to the existing options) that such stock options are outstanding and (B) upon any Trigger Event occurring during the Term and prior to an IPO, the Employer shall grant to the Executive (or his successor, assigns, administrators or executors in the case of Executive's death) the IPO Options. The IPO Options shall be granted pursuant to, and be governed by, the terms and provisions of the Plan and the Option Agreement, subject to the terms set forth in
                  Section 4(g) hereof. Notwithstanding any provision set forth in the Plan or the Option Agreement to the contrary, the IPO Option shall expire in its entirety on the tenth anniversary of the applicable event. "

         4. The first phrase of Section 6 of the Employment Agreement shall be amended and restated as follows: "For purposes of this Agreement, Change of Control shall be deemed to have occurred if:"

         5. The following language shall be added to the end of Section 6 of the Employment Agreement:

                           "For purposes of this Agreement, a "Change of
                  Control" shall not include an IPO of the Common Stock or any person or group which may be deemed to have acquired control immediately following such IPO."

         6. Except as expressly provided herein, all other terms and conditions of the Employment Agreement shall remain in full force and effect.

         7. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas (determined without regard to the conflict of law provisions thereof).

         8. This Amendment may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but both such counterparts shall together constitute one and the same document.

         IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first written above.


                                                EXECUTIVE:


                                                /s/ Thomas J. Cowee
                                                --------------------------------
                                                THOMAS J. COWEE






                                                EMPLOYER:


                                                IESI CORPORATION



                                                BY:  /s/ Jeffrey J. Keenan
                                                   -----------------------------
                                                      NAME:  JEFFERY J. KEENAN
                                                       TITLE:   CHAIRMAN